Exhibit 21. Subsidiaries of the Registrant
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The Timken Company has no parent company.
The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

		Percentage of
		voting securities
	State or sovereign	owned directly
	power under laws	or indirectly
Name	of which organized	by Company

MPB Corporation	Delaware	100%
Timken Super Precision — Europa B.V.	Netherlands	100%
Timken Super Precision — Singapore Pte. Ltd.	Singapore	100%
Timken UK, Ltd.	England	100%
Australian Timken Proprietary, Limited	Australia	100%
Timken do Brasil Comercio e Industria, Ltda.	Brazil	100%
Timken Communications Company	Ohio	100%
British Timken Limited	England	100%
Timken Alloy Steel Europe Limited	England	100%
EDC, Inc.	Ohio	100%
Timken Engineering and Research - India Private Limited	India	100%
Timken Espana, S.L.	Spain	100%
Timken Germany GmbH	Germany	100%
Timken Europe B.V.	Netherlands	100%
Timken India Limited	India	80%
Timken Industrial Services, LLC	Delaware	100%
Timken Italia, S.R.L.	Italy	100%
Timken Korea Limited Liability Corporation	Korea	100%
Timken de Mexico S.A. de C.V.	Mexico	100%
Nihon Timken K.K.	Japan	100%
Timken Polska Sp.z.o.o.	Poland	100%
Rail Bearing Service Corporation	Virginia	100%
Timken Alcor Aerospace Technologies, Inc.	Delaware	100%
Timken (China) Investment Co., Ltd.	China	100%
Timken Bearing Services South Africa (Proprietary) Limited	South Africa	91%
Timken Canada GP ULC	Canada	100%
Timken Canada LP	Canada	100%
Timken-Rus Service Company, ooo	Russia	100%
Timken Receivables Corporation	Delaware	100%
Timken Romania S.A.	Romania	98.9%
The Timken Corporation	Ohio	100%
The Timken Service & Sales Co.	Ohio	100%
Timken Servicios Administrativos S.A. de C.V.	Mexico	100%
Timken Singapore Pte. Ltd.	Singapore	100%
Timken South Africa (Pty.) Ltd.	South Africa	100%
Timken de Venezuela C.A.	Venezuela	100%
Yantai Timken Company Limited	China	100%

Exhibit 21. Subsidiaries of the Registrant (cont’d)

		Percentage of
		voting securities
	State or sovereign	owned directly
	power under laws	or indirectly
Name	of which organized	by Company

Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100%
Timken (Shanghai) Distribution & Sales Co., Ltd.	China	100%
Timken France SAS	France	100%
Timken Industries SAS	France	100%
Timken GmbH	Germany	100%
Timken Luxembourg Holdings SARL	Luxembourg	100%
Timken Canada Holdings ULC	Canada	100%
Timken Holdings, LLC	Delaware	100%
Timken U.S. Holdings LLC	Delaware	100%
Timken (Wuxi) Bearings Company Limited	China	100%
TTC Asia Limited	Cayman Islands	100%
Bearing Inspection, Inc.	California	100%
Timken (Mauritius) Limited	Mauritius	100%
Timken India Manufacturing Private Limited	India	100%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd	China	100%
Timken Aerospace Transmissions, LLC	Connecticut	100%
Timken (Gibraltar) Limited	Gibraltar	100%
Timken Australia Holdings ULC	Canada	100%
Timken (Hong Kong) Holding Limited	China	100%
Timken Mexico Holdings LLC	Delaware	100%
FirstBridge (Shanghai) Trading Co.	China	100%
Jiangsu TWB Bearing Co., Ltd.	China	100%
PTBridge (Hong Kong) Investment Limited	Hong Kong	100%
Timken (Bermuda) L.P.	Bermuda	100%
Timken (Gibraltar) 2 Limited	Gibraltar	100%
Timken Boring Specialties, LLC	Delaware	100%
Timken Global Treasury SARL	Luxembourg	100%
Timken LLC	Delaware	100%
Timken US LLC	Delaware	100%
TSB Recycling, LLC	Delaware	100%
Timken House Units, Inc.	Washington	100%
Q.M. (Wuxi) Bearings Co., Ltd.	China	100%
The Company also has a number of inactive subsidiaries that were incorporated for name-holding purposes and a foreign sales corporation subsidiary.